UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

VOLCANO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California		92130 (Zip Code)
(Address of principal executive offices)

(800) 228-4728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 17, 2014, Volcano Corporation, a Delaware corporation (“Volcano”), completed the acquisition of AtheroMed, Inc., a privately-held Delaware corporation (“AtheroMed”), pursuant to an agreement and plan of merger dated May 27, 2014 (the “Merger Agreement”). Pursuant to the Merger Agreement, Athena Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Volcano, merged with and into AtheroMed (the “Merger”) with AtheroMed surviving the Merger as a wholly-owned subsidiary of Volcano under the name Volcano AtheroMed, Inc. Volcano paid approximately $116.5 million in cash at the closing of the Merger (the “Closing Consideration”), which amount was partially offset by Volcano’s acquisition at the closing of approximately $1.7 million in cash. The Closing Consideration is subject to a post-closing net working capital adjustment. $11.5 million of the Closing Consideration was contributed to and remains subject to an escrow account established in accordance with the terms of the Merger Agreement to satisfy indemnification claims Volcano may have under the Merger Agreement for a period of 18 months. The Closing Consideration was funded by Volcano’s cash on hand.

In addition to the Closing Consideration, Volcano has agreed to potentially pay a post-closing cash payment of $15.0 million if FDA clearance of a premarket 510(k) notification is received on or before November 15, 2014 for AtheroMed’s second generation Phoenix Atherectomy System, $1.5 million of which would be contributable to the escrow account to satisfy indemnification claims. The Merger Agreement also provides for post-closing cash milestone payments based on commercial sales of specified products of AtheroMed (“AtheroMed Products”), and any product combining any AtheroMed Product with one or more other product, in calendar years 2015, 2016 and 2017.

A more detailed summary of the material terms of the Merger Agreement is set forth in Item 1.01 to Volcano’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2014. A redacted copy of the Merger Agreement is attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1*

Agreement and Plan of Merger, dated as of May 27, 2014, by and among Volcano Corporation, Athena Sub, Inc., a wholly-owned subsidiary of Volcano Corporation, AtheroMed, Inc., and Fortis Advisors LLC, solely in its capacity as Securityholders’ Representative

*	Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcano Corporation

Date: June 17, 2014	/s/ Darin Lippoldt
Darin Lippoldt
Executive Vice-President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
2.1*

Agreement and Plan of Merger, dated as of May 27, 2014, by and among Volcano Corporation, Athena Sub, Inc., a wholly-owned subsidiary of Volcano Corporation, AtheroMed, Inc., and Fortis Advisors LLC, solely in its capacity as Securityholders’ Representative

*	Portions of this exhibit have been redacted pursuant to a request for confidential treatment submitted with the Securities and Exchange Commission.